ALPS Variable Investment Trust

Investment Advisory and Sub-Advisory Agreements

Amendment to Investment Advisory Agreement by and between ALPS Variable Investment Trust (the “Trust”) and ALPS Advisors, Inc. dated April 30, 2015 previously filed as Exhibit Ex. (d)(v) with the Trust’s registration statement on April 2, 2015 (Accession Number 0001398344-15-002300) is hereby incorporated by reference.

Amendment to Investment Sub-Advisory Agreement among ALPS Variable Investment Trust (the “Trust”), ALPS Advisors, Inc. and Stadion Money Management LLC dated March 11, 2015 previously filed as Exhibit Ex. (d)(ix) with the Trust’s registration statement on April 2, 2015 (Accession Number 0001398344-15-002300) is hereby incorporated by reference.